UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 18, 2005

SOUTHFIRST BANCSHARES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE (State of Incorporation)	1-13640 (Commission File Number)	63-1121255 (I.R.S. Employer Identification No.)

126 North Norton Avenue, Sylacauga, Alabama 35150
(Address of Principal Executive Offices / Zip Code)

(205) 245-4365
(Registrant’s telephone number, including area code)

Item 5.02	Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers.

     On March 18, 2005, Joe K. McArthur resigned his position as Chief Executive Officer of SouthFirst Bancshares, Inc. and his position as a member of SouthFirst’s Board of Directors by mutual agreement with the Board. In addition to resigning his positions with SouthFirst, Mr. McArthur also resigned as President and Chief Executive Officer and as a member of the Board of Directors of First Federal of the South, a wholly-owned subsidiary of SouthFirst. Sandra H. Stephens, SouthFirst’s Chief Operating Officer, has been appointed interim Chief Executive Officer of SouthFirst and First Federal while the Board searches for a permanent replacement. No one has been appointed to fill the vacancy on the Board of SouthFirst or on the board of First Federal created by Mr. McArthur’s resignation.

Mr. McArthur joined First Federal as Executive Vice President, Chief Financial Officer and Secretary of First Federal in 1992 and SouthFirst in 1994. Mr. McArthur was elected as a director of SouthFirst and First Federal in February 1996 and was elected President and Chief Executive Officer of SouthFirst and First Federal in September 2001.

Neither the resignation as Chief Executive Officer or as a member of the Board of Directors by Mr. McArthur was a result of any disagreement with SouthFirst on any matter, including any matter related to the operations, policies or practices of SouthFirst.

Item 9.01 Financial Statements And Exhibits

The following exhibits are filed as part of this Current Report:

99.1 March 18, 2005 press release.

SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHFIRST BANCSHARES, INC.
Dated: March 21, 2005	By:	/s/ Sandra H. Stephens
Sandra H. Stephens
Chief Executive Officer

Exhibit Page

Exhibit No.	Description of Exhibit
99.1	Press Release